                                                                  EXHIBIT 10 (b)

                       HUNTINGTON BANCSHARES INCORPORATED

                         BOARD OF DIRECTORS RESOLUTIONS
                                FEBRUARY 18, 2002

                                       RE:
            FIFTH AMENDMENT TO THE HUNTINGTON BANCSHARES INCORPORATED
                             1990 STOCK OPTION PLAN

      WHEREAS, the Board of Directors and shareholders of Huntington Bancshares Incorporated (the "Corporation") previously adopted and established the Huntington Bancshares Incorporated 1990 Stock Option Plan (the "1990 Plan") which provides for the grant to eligible employees of the Corporation or its subsidiaries of options to purchase shares of common stock, without par value, of the Corporation;

      WHEREAS, while Section 5(h) of the 1990 Plan currently provides that upon the death of a participant within three months of retirement, the optionholder's executor, administrator or estate may exercise any unexercised option within the earlier of the expiration of the term of the option or 13 months from the date of death, the 1990 Plan is ambiguous as to the treatment of options for an optionholder who dies after three months after retirement;

      WHEREAS, the Stock Option and Compensation Committee has consistently interpreted and administered the 1990 Plan in such a manner so as to provide that upon the death of an optionholder following his or her retirement, the optionholder's executor, administrator, or estate shall be able to exercise any then unexercised options within the earlier of the expiration period of such option or 13 months from the date of death.

      WHEREAS, Section 7(b) of the 1990 Plan provides that this Board may at any time and from time to time amend the 1990 Plan;

      WHEREAS, this Board deems it desirable and in the best interests of the Corporation to amend Section 5(h) of the 1990 Plan to resolve any potential ambiguity and provide that upon the death of an optionholder following his or her retirement, the optionholder's executor, administrator, or estate shall be able to exercise any then unexercised options within the earlier of the expiration period of such option or 13 months from the date of death.

      NOW, THEREFORE, BE IT RESOLVED, that Section 5(h) of the 1990 Plan shall be amended and that the Fifth Amendment to the 1990 Plan, as presented to this Board and as indicated on Exhibit A attached hereto, be, and hereby is, adopted and approved.

      FURTHER RESOLVED, that the proper officers of the Corporation are authorized to take such actions or make such findings as determined, in their discretion, to be necessary or beneficial to effectuate these Resolutions.

                                   EXHIBIT A

            FIFTH AMENDMENT TO THE HUNTINGTON BANCSHARES INCORPORATED
                             1990 STOCK OPTION PLAN

            Section 5(h) of the Huntington Bancshares Incorporated 1990 Stock Option Plan is hereby amended by deleting Section 5(h) in its entirety and replacing it with the following:

      "Upon the death of any Optionholder (i) while in the employ of the Company, or (ii) after his or her retirement from the employ of the Company under one or more of the retirement plans of the Company, prior to the exercise in full of any option granted to such Optionholder, the Optionholder's executor, administrator or such other person or persons to whom the option shall pass by testamentary transfer, bequest or by the operation of the laws of descent and distribution, may exercise any option then unexercised in full within the period ending upon the earlier of the expiration date of the option or date thirteen months after death, and may then purchase all or any part of the shares subject to the option, whether or not such option is then exercisable in full pursuant to its terms."